UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 6, 2015

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2015, the Board of Directors (the “Board”) of Quaker Chemical Corporation (the “Company”) amended the Company’s By-laws to:

•	Provide that notices of shareholder-proposed business and director nominations must be submitted at least 90 (but not more than 120) days before the anniversary of the prior year’s annual meeting, and require that a shareholder making a director nomination or bringing other business at a shareholder meeting must be a shareholder of record both at the time of the notice and at the time of the meeting and must appear in person or by proxy at the meeting;

•	Require that business being proposed be a proper subject for action by shareholders under applicable law (and, if implemented, not cause the Company to violate any applicable law or regulation), and prohibit any individual from being appointed, nominated or elected a director of the Company if at that time such person cannot serve as a director without conflicting with any applicable law or regulation;

•	Require that shareholder notices of proposed business and director nominations: describe any proxies, contracts, understandings or relationships as a result of which the shareholder has the right to vote any Company securities; describe any agreements, arrangements and understandings between the shareholders and any other person in connection with the shareholder business proposals; include any other information that the shareholder would be required to disclose under the federal proxy rules if undertaking a proxy solicitation relating to the proposal or nomination; in the case of a director nomination, disclose all direct and indirect compensation and other material relationships involving the proposing shareholder and the nominee; and describe all of the shareholder’s economic interests in Company securities, including any derivative positions, short positions, hedging and similar transactions, direct or indirect interests in any general or limited partnership which holds Company securities or derivative positions related to Company securities, or performance based fees the shareholder is entitled to receive based on any increase or decrease in the value of the Company’s securities or derivative positions related to the Company’s securities;

•	Require all director nominees to complete the Company’s Director & Officer Questionnaire, and make certain representations to the Company relating to voting commitments, compensation and other economic arrangements and future compliance with the Company’s corporate governance and other applicable policies and guidelines applicable to directors; and

•	Provide that nominations of persons for election to the Board may also be made at a meeting of shareholders by or at the direction of the Board.

The By-law amendment was effective upon approval by the Board. The preceding description of the amendment is qualified in its entirety by reference to the By-law amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference. A copy of the Restated By-laws reflecting such amendment is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on May 6, 2015 (the “2015 Annual Meeting”). As of March 10, 2015, the record date for the Company’s 2015 Annual Meeting, the holders of 943,939 shares of the Company’s common stock were entitled to cast ten votes for each share held and the holders of 12,380,726 shares of the Company’s common stock were entitled to cast one vote for each share held, for a total of 21,820,116 votes.

After the inclusion of additional votes by shareholders claiming ten for one voting rights, shareholders present in person or by proxy at the 2015 Annual Meeting were entitled to cast 26,033,071 votes. Set forth below are the matters acted upon by the shareholders at the 2015 Annual Meeting and the final voting results of each such proposal.

Proposal No. 1 – Election of Directors

The shareholders elected three directors to serve a three-year term until the 2018 annual meeting of shareholders and until their respective successors are elected and qualified. The results of the vote were as follows:

Directors	For	Withhold	Broker Non-Votes

Donald R. Caldwell	16,531,651	8,689,722	811,698
William R. Cook	25,076,432	144,941	811,698
Jeffry D. Frisby	24,326,498	894,875	811,698

Proposal No. 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2015

The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2015. The results of the vote were as follows:

For	Against	Abstain
25,923,872	87,126	22,073

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are included as part of this report:

Exhibit No.

3.1	Amendment to By-laws of Quaker Chemical Corporation.

3.2	Restated By-laws of Quaker Chemical Corporation, effective May 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION Registrant

Date: May 8, 2015	By:	/S/ ROBERT T. TRAUB
Robert T. Traub
Vice President, General Counsel and Corporate Secretary